EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SinoHub Receives Delisting Letter from NYSE MKT

SHENZHEN — September 24, 2012 —. SinoHub, Inc. (“SinoHub” or the “Company”) (formerly NYSE MKT: SIHI), an electronics company whose main business is manufacturing and distributing custom, private-label mobile phones, announced today that on September 19, 2012 it received a letter from NYSE MKT (the  “Exchange”) informing the Company that the Exchange had rejected its plan of compliance, which addressed the actions the Company had taken, or would take, to bring the Company into compliance with Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”), and moved to immediate delisting proceedings.

1. The letter stated that the Company is subject to delisting pursuant to Section 1003(f)(iii) of the Company Guide in that the Company or its management has engaged in operations, which, in the opinion of the Exchange, are contrary to the public interest. In this regard, Staff believes that the actions (including, but not limited to, inaction) raise significant public interest concerns.

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The resignation of Baker Tilly during the review of the Company’s Form 10-Q for the period ended June 30, 2012 raises serious concerns that the reasons for the resignation may have been related to financial reporting and other irregularities at the Company.

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The Company’s use of personal bank accounts in the name of its Chief Financial Officer and a finance manager raises significant concerns over whether such accounts were used for legitimate business purposes.

•	The Chief Financial Officer’s sole control over the Company’s bank accounts raises serious concerns about the Company’s internal controls.

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The Company’s inability to retain an independent registered accounting firm, U.S. securities counsel, or audit committee raises concerns that the Company will not be able to meet its reporting and regulatory requirements in the near term.

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The Company’s lack of disclosure regarding its inability to access its bank accounts and it failure to timely pay its creditors raises concerns as to whether the Company is properly communicating material news to the public.

These actions by the Company, its management and/or its agents cast material doubt on the integrity of the Company’s financial statements, its operations and internal controls. Thus, continued listing of the Company’s common stock on the exchange would not be in the public interest.

2. The Company is subject to delisting pursuant to Section 1003(a)(iv) of the Company Guide in that its financial condition has become so impaired that it appears questionable in the opinion of the Exchange that the Company will be able to continue operations and/or meet its obligations as they mature. As noted above, the Company’s CFO has not followed the instructions of the CEO to timely use the Company’s funds to pay creditors and amounts owed to many creditors are now past due. Further, since the Company’s CFO has sole control over the Company’s bank accounts and the Company cannot determine when or if it will regain control over those accounts, it is unclear when or if the Company will be able to pay its creditors.

3. The Company is subject to delisting for failing to comply with the corporate governance standards set forth in Part 8 of the Company Guide. The resignation of the Company’s independent directors raises serious concerns over the Company’s ability to exercise effective corporate governance. Specifically, with the resignations of Mr. Lui, Mr. He and Mr. Shen, the Company is noncompliant with the following corporate governance requirements applicable to smaller companies:

•	Sections 801(h) and 802(a) of the Company Guide, in that the Company no longer has a board of directors comprised of at least 50% independent directors.

•	Section 803(B)(2)(c) of the Company Guide, in that the Company no longer has an audit committee comprised of at least two independent directors;

•	Section 804(a) of the Company Guide, in that the Company no longer has a nominating committee comprised solely of independent directors; and

•	Section 805(a) of the Company Guide, in that the Company no longer has a compensation committee comprised of independent directors.

4. The Company is also subject to delisting for failure to comply with Section 803(B)(4) of the Company Guide which incorporates Rule 10A-3(b)(2), (4) and (5) of the Securities Exchange Act of 1934. Specifically:

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Under Rule 10A-3(b)(2), the audit committee must be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the issuer and each such firm must report directly to the audit committee. The company does not comply with these requirements since it no longer has an audit committee.

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Under Rule 10A-3(b)(3), each audit committee must have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The Company does not comply with these requirements since it no longer has an audit committee.

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Under Rule 10A-3, each listed issuer must provide for appropriate funding, as determined by the audit committee for, among other things, paymet of compensation to any: (1) registered public accounting firm engaged to prepare or issue a report or perform other audit, review or attest services for the issuer; or (2) advisors employed by the audit committee. The Company did not comply with these requirements when it had an audit committee insofar as the Company did not provide funding for the payment of auditors or to engage an outside consultant or audit firm to commence an investigation.

5. Staff has determined that the Company is not in compliance with Sections 134 and 1101 of the Company Guide based on the failure to timely file its Form 10-Q for the period ended June 30, 2012. The timely filing of such report is a condition for the Company’s continued listing on the Exchange. In addition, the Company’s failure to timely file this report is a material violation of its listing agreement with the Exchange. Given that the Company does not have an audit committee and it has not retained a new independent registered accounting firm since Baker Tilly’s resignation, it is uncertain when, or if, the Company will be able to file its Form 10-Q for the period ended June 30, 2012.

About SinoHub Inc.

SinoHub, Inc. is an electronics company based in Shenzhen, PR China which services clients worldwide. The Company's integrated contract manufacturing (ICM) business unit is currently focused on providing custom, private label mobile phones to customers in developing countries. This ICM segment is capitalizing on a trend by carriers and distributors to offer their own brands with features and functionality targeted at their local markets, including 3G smart phones, at competitive price points. The Company's electronic component sales and services (ECSS) business unit provides procurement-fulfillment, spot component sales and supply chain management (SCM) services to manufacturers and design houses. The company's SCM services include warehousing, delivery, import/export, and give its customers total transparency into their supply chains by delivering SinoHub SCM, a proprietary, Web-based software platform the company has been using for almost ten years. For more information, visit the Company's Web site at www.sinohub.com and the B2B Chips Web site at www.b2bchips.com .

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements, including those factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of the Company's amended Annual Report on Form 10-K/A filed with the Securities Exchange Commission on May 24, 2011. The company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

SinoHub Inc. Grace Wang Tel: + 86-755-2661-1080 Email: grace.wang@sinohub.com